Exhibit 23.1

                             RICHARD P. GREENE, P.A.
                     2455 East Sunrise Boulevard, Suite 905
                         Fort Lauderdale, Florida 33304
                            Telephone: (954) 564-6616
                               Fax: (954) 564-0997

                                                              February 20, 2003

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:   Amalgamated Resources Technologies, Inc. (the "Company")

Gentlemen:

     This opinion is given in connection with the registration of an aggregate of 5,160,000 shares (the "Shares") of common stock, of which 1,400,000 shares are offered by the Company and 3,760,000 are being registered for the benefit of certain selling shareholders, included in a Registration Statement on Form SB-2, filed with the U.S. Securities and Exchange Commission pursuant to the
Securities Act of 1933, as amended.

     We have acted as counsel to the Company only in connection with the preparation of the Form SB-2 Registration Statement pursuant to which the Shares were registered, in so acting, have examined the originals and copies of corporate instruments, certificates and other documents of the Company and interviewed representatives of the Company to the extent we deemed it necessary, in order to form the basis for the opinion hereinafter set forth. In such examination we have assumed the genuineness of all signatures and authenticity of all documents submitted to us as certified or photostatic copies. As to all questions of fact material to this opinion which have not been independently established, we have relied upon statements or certificates of officers or representatives of the Company.

     Of the 5,160,000 shares of common stock being registered, the 1,400,000 being offered by the Company are now authorized but unissued shares and the
3,760,000 being registered for the benefit of the selling stockholders are currently issued and outstanding.

     Based on, and subject to the foregoing, we are of the opinion that (i) the
1,400,000 Shares being offered by the Company, when issued and sold pursuant to this Registration Statement, will be legally issued, fully paid and non-assessable and there will be no personal liability to the owners thereof;
and (ii) the 3,760,000 being registered for the benefit of the selling stockholders are legally issued, fully paid and non-assessable and there is no personal liability to the owners thereof. Based upon our interpretation of
Florida Law and its Constitution, no representations stated or set forth in this opinion is in contravention of Florida Law or its Constitution.

U.S. Securities and Exchange Commission
Page Two

         This law firm hereby consents to the use of this opinion in connection with the Company's Registration Statement and the inclusion of this opinion as an Exhibit thereto.

                                                     Very truly yours,

                                                     RICHARD P. GREENE, P.A.

                                                     /s/  Richard P. Greene
                                                     ---------------------------
                                                     Richard P. Greene
                                                     For the Firm